As filed with the Securities
and Exchange Commission on
January 31, 2000                  Registration No. 333-_____________


                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                      CTB INTERNATIONAL CORP.
       (Exact name of registrant as specified in its charter)

                         INDIANA                      35-1970751
              (State or other jurisdiction         (I.R.S. Employer
            of incorporation or organization)     Identification
No.)

                   STATE ROAD 15 NORTH
                      P.O. BOX 2000
                    MILFORD, INDIANA                  46542-2000
                  (Address of Principal               (Zip Code)
                   Executive Offices)

                   CTB, INC. PROFIT SHARING PLAN
                      (Full title of the plan)

                         MICHAEL J. KISSANE
           VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        STATE ROAD 15 NORTH
                           P.O. BOX 2000
                    MILFORD, INDIANA  46542-2000
              (Name and address of agent for service)

                           (219) 658-4191
              (Telephone number, including area code,
                       of agent for service)

                              COPY TO:
                         JAMES A. ASCHLEMAN
                          BAKER & DANIELS
               300 NORTH MERIDIAN STREET, SUITE 2700
                    INDIANAPOLIS, INDIANA 46204
                           (317) 237-0300

                  CALCULATION OF REGISTRATION FEE

Title of   Amount to  Proposed maximum      Proposed    Amount of
Securities be         offering price per    maximum     registration
to be      registered share (2)             aggregate   fee
registered (1)                              offering
                                            price (2)
Common     2,000,000  $6.5938               $13,187,600 $3,481.53
Stock,     shares
$0.01 par
value

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register such interests.
(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NASDAQ National Market System on January 24, 2000, which was $6.5938 per share.

                               PART I

        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION*

     *Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by CTB International Corp. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2) The CTB, Inc. Profit Sharing Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998;

     (3) The Registrant's Current Report  on Form 8-K dated February
         10, 1999;

     (4) The Registrant's Current Report on Form 8-K dated September
         21, 1999;

     (5) The Registrant's Quarterly Reports on Forms 10-Q for the three months ended March 31, 1999, June 30, 1999 and September 30, 1999; and

     (6) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-29873) filed with the Securities and Exchange Commission on August 11, 1997, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant or the CTB, Inc. Profit Sharing Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

     The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, State Road 15 North, P.O. Box 2000, Milford, IN 46542, telephone (219) 658-4191.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following is a summary of the general effect of the indemnification provisions of the Registrant's Restated Articles of Incorporation and of the indemnification provided for under Indiana law. All statements made herein, which are only intended to summarize the above-referenced provisions, are qualified in their entirety by reference to the Registrant's Restated Articles of Incorporation and the Indiana Business Corporation Law (the "IBCL").

     The Restated Articles of Incorporation of the Registrant provide for the mandatory indemnification, to the extent not inconsistent with applicable law, of an individual who is or was a director, officer, employee or agent of the Registrant (or who is or was serving at the request of the Registrant as such for, or as a manager or fiduciary for, another entity, including an employee benefit plan) ("Eligible Person"), against reasonable expenses, counsel fees, judgments, settlements, fines and penalties (including excise taxes assessed with respect to an employee benefit plan) that may be incurred by him in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding and all appeals thereof, (whether brought by or in the right of the Registrant or any other corporation or otherwise) civil, criminal, administrative or investigative, formal or informal, in which he may become involved, as a party or otherwise, by reason of his being or having been an Eligible Person, or by reason of any action taken or not taken by him in his capacity as an Eligible Person ("Claim"), if
(i) any Claim terminates without any finding of guilt or liability against the Eligible Person; (ii) a court approves, with knowledge of the indemnity provided, any settlement of a Claim; (iii) a reasonable  period  of  time  expires  after  a  Claim  is  made  or threatened without the commencement of an action, suit or proceeding, and without any payment or promise made to induce a settlement; or (iv) the Eligible Person is determined to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant or at least not opposed to the best interests of the Registrant (or with respect to an employee benefit plan, if he reasonably believed he was acting in conformity with ERISA or if he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan) and, in addition, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. The
Registrant's Restated Articles of Incorporation empower the Registrant, under certain circumstances, to advance to an Eligible Person expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof. The Registrant's Restated Articles of Incorporation also set forth the procedures to be followed in connection with a claim for indemnification.

     Under the IBCL, a corporation may indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against reasonable expenses (including counsel fees), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding
(i) if he acted in good faith, and (ii) in the case of conduct in his official capacity with the corporation, if he reasonably believed his conduct was in the best interests of the corporation or, in all other cases, if he reasonably believed his conduct was at least not opposed to the best interests of the corporation (or with respect to an employee benefit plan, if he reasonably believed his conduct was in the interests of the participants in and beneficiaries of the plan), and (iii) with respect to any criminal action or proceeding, if he had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.

     The IBCL further provides that a corporation shall, unless limited by its articles of incorporation, indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection therewith. The IBCL empowers a corporation, under certain circumstances, to advance to an individual expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof. The IBCL also provides that, unless limited by the corporation's articles of incorporation, a court of competent jurisdiction may, in certain cases, order indemnification of a director or officer irrespective of whether the director or officer met the standards of conduct set forth above.

     In addition, the Registrant has a directors' and officers' liability policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange  Act  of 1934 that
         are   incorporated   by   reference   in  the  Registration
         Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Indiana, on January 28, 2000.

                                CTB INTERNATIONAL CORP.


                                By:  /S/ VICTOR A. MANCINELLI
                                   Victor A. Mancinelli
                                   President and Chief
                                   Executive Officer

                         POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Victor A. Mancinelli and Don J. Steinhilber, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of J. Christopher Chocola and Don J. Steinhilber, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                    TITLE DATE

/S/ VICTOR A. MANCINELLI     President, Chief    January 28, 2000
Victor A. Mancinelli         Executive Officer
                             and Director
                             (Principal
                             Executive Officer)

 /S/ DON J. STEINHILBER      Vice President and  January 28, 2000
Don J. Steinhilber           Chief Financial
                             Officer (Principal
                             Financial Officer
                             and Principal
                             Accounting Officer)

  /S/ CARYL M. CHOCOLA       Director            January 28, 2000
Caryl M. Chocola

/S/ MICHAEL G. FISCH         Director            January 28, 2000
Michael G. Fisch

   /S/ LARRY D. GREENE       Director            January 28, 2000
Larry D. Greene

  /S/ FRANK S. HERMANCE      Director            January 28, 2000
Frank S. Hermance

   /S/ DAVID L. HORING       Director            January 28, 2000
David L. Horing

  /S/ CHARLES D. KLEIN       Director            January 28, 2000
Charles D. Klein

/S/ J. CHRISTOPHER CHOCOLA   Director            January 28, 2000
J. Christopher Chocola

 /S/ GERARD VAN ROOIJEN      Director            January 28, 2000
Gerard van Rooijen

            THE   PLAN.    Pursuant   to  the  requirements  of  the
Securities  Act  of  1933,  the  trustees  (or   other  persons  who
administer  the  employee  benefit  plan)  have  duly  caused   this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Indiana on January 28, 2000.

                            CTB, INC. PROFIT SHARING PLAN

                            By:  CTB, Inc. Profit
                                 Sharing Committee

                                     /S/ DON J. STEINHILBER
                                 Don J. Steinhilber, Member

                                  /S/ MICHAEL J. KISSANE
                                 Michael J. Kissane, Member

                                  /S/ MARK W. NEAL
                                 Mark W. Neal, Member

                                  /S/ RICHARD A. VAN PUFFELEN
                                 Richard A. Van Puffelen, Member

                         INDEX TO EXHIBITS


      Exhibit
        NO.                DESCRIPTION OF EXHIBIT

        4.1     Restated Articles of Incorporation of
                the Registrant.

        4.2     By-Laws of the Registrant.

        4.3     CTB, Inc. Profit Sharing Plan.

       23.1     Consent of Deloitte & Touche LLP

        24      Powers of Attorney (included on the Signature
                Page of the Registration Statement).